Exhibit 99.3

KENVUE INC.
Offer to Exchange
$750,000,000 principal amount of 5.500% Senior Notes due 2025, registered under the Securities
Act of 1933, for any and all outstanding unregistered 5.500% Senior Notes due 2025
(CUSIP Nos. 49177JAA0 and U4912XAA1)
$750,000,000 principal amount of 5.350% Senior Notes due 2026, registered under the Securities
Act of 1933, for any and all outstanding unregistered 5.350% Senior Notes due 2026
(CUSIP Nos. 49177JAC6 and U4912XAB9)
$1,000,000,000 principal amount of 5.050% Senior Notes due 2028, registered under the Securities
Act of 1933, for any and all outstanding unregistered 5.050% Senior Notes due 2028
(CUSIP Nos. 49177JAE2 and U4912XAC7)
$1,000,000,000 principal amount of 5.000% Senior Notes due 2030, registered under the Securities
Act of 1933, for any and all outstanding unregistered 5.000% Senior Notes due 2030
(CUSIP Nos. 49177JAG7 and U4912XAD5)
$1,250,000,000 principal amount of 4.900% Senior Notes due 2033, registered under the Securities
Act of 1933, for any and all outstanding unregistered 4.900% Senior Notes due 2033
(CUSIP Nos. 49177JAJ1 and U4912XAE3)
$750,000,000 principal amount of 5.100% Senior Notes due 2043, registered under the Securities
Act of 1933, for any and all outstanding unregistered 5.100% Senior Notes due 2043
(CUSIP Nos. 49177JAL6 and U4912XAF0)
$1,500,000,000 principal amount of 5.050% Senior Notes due 2053, registered under the Securities
Act of 1933, for any and all outstanding unregistered 5.050% Senior Notes due 2053
(CUSIP Nos. 49177JAN2 and U4912XAG8)
$750,000,000 principal amount of 5.200% Senior Notes due 2063, registered under the Securities
Act of 1933, for any and all outstanding unregistered 5.200% Senior Notes due 2063
(CUSIP Nos. 49177JAQ5 and U4912XAH6)
_______________________
Pursuant to the Prospectus dated             , 2023

THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON          2023, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Our Clients:
We are enclosing herewith a Prospectus, dated ,          2023 (the “Prospectus”), of Kenvue Inc., a Delaware corporation (the “Company”), and related Letter of Transmittal (which, together with the Prospectus, constitute the “Exchange Offers”) relating to the offers by the Company to exchange (i) up to $750,000,000 aggregate principal amount of the Company’s 5.500% Senior Notes due 2025 (the “2025 Exchange Notes”) for a like amount of the Company’s outstanding unregistered 5.500% Senior Notes due 2025 (the “2025 Original Notes”); (ii) up to $750,000,000 aggregate principal amount of the Company’s 5.350% Senior Notes due 2026 (the “2026 Exchange Notes”) for a like amount of the Company’s outstanding unregistered 5.350% Senior Notes due 2026 (the “2026 Original Notes”); (iii) up to $1,000,000,000 aggregate principal amount of the Company’s 5.050% Senior Notes due 2028 (the “2028 Exchange Notes”) for a like amount of the Company’s outstanding unregistered 5.050% Senior Notes due 2028 (the “2028 Original Notes”); (iv) up to $1,000,000,000 aggregate principal amount of the Company’s 5.000% Senior Notes due 2030 (the “2030 Exchange Notes”) for a like amount of the Company’s outstanding unregistered 5.000% Senior Notes due 2030 (the “2030 Original Notes”); (v) up to $1,250,000,000 aggregate principal amount of the Company’s 4.900% Senior Notes due 2033 (the “2033 Exchange Notes”) for a like amount of the Company’s outstanding unregistered 4.900% Senior Notes due 2033 (the “2033 Original Notes”); (vi) up to $750,000,000 aggregate principal amount of the Company’s 5.100% Senior Notes due 2043 (the “2043 Exchange Notes”) for a like amount of the Company’s outstanding unregistered 5.100% Senior Notes due 2043 (the “2043 Original Notes”); (vii) up to $1,500,000,000 aggregate principal amount of the Company’s 5.050% Senior Notes due 2053 (the “2053 Exchange Notes”) for a like amount of the Company’s outstanding unregistered 5.050% Senior Notes due 2053 (the “2053 Original Notes”); and (viii) up to $750,000,000 aggregate principal amount of the Company’s 5.200% Senior Notes due 2063 (the “2063 Exchange Notes” and, collectively with the 2025 Exchange Notes, the 2026 Exchange Notes, the 2028 Exchange Notes, the 2030 Exchange Notes, the 2033 Exchange Notes, the 2043 Exchange Notes and the 2053 Exchange Notes, the “Exchange Notes”) for a like amount of the Company’s outstanding unregistered 5.200% Senior Notes due 2063 (the “2063 Original Notes” and, collectively with the 2025 Original Notes, the 2026 Original Notes, the 2028 Original Notes, the 2030 Original Notes, the 2033 Original Notes, the 2043 Original Notes and the 2053 Original Notes, the “Original Notes”), upon the terms and subject to the conditions set forth in the Exchange Offers.
The Exchange Offers are not conditioned upon any minimum number of Original Notes being tendered.
We are the holder of record of Original Notes held by us for your own account. A tender of such Original Notes can be made only by us as the record holder and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Original Notes held by us for your account.
We request instructions as to whether you wish to tender any or all of the Original Notes held by us for your account pursuant to the terms and conditions of the Exchange Offers. We also request that you confirm that we may on your behalf make the representations contained in the Letter of Transmittal.

Instructions with Respect to the Exchange Offers
The undersigned hereby acknowledges receipt of the Prospectus and the accompanying Letter of Transmittal relating to the exchange of the Original Notes for the Exchange Notes, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), upon the terms and subject to the conditions set forth in the Exchange Offers.
This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offers with respect to the Original Notes held by you for the account of the undersigned.

The aggregate principal amount of the Original Notes held by you for the account of the undersigned is (fill in an amount):
$          of the 5.500% Senior Notes due 2025
$          of the 5.350% Senior Notes due 2026
$          of the 5.050% Senior Notes due 2028
$          of the 5.000% Senior Notes due 2030
$          of the 4.900% Senior Notes due 2033
$          of the 5.100% Senior Notes due 2043
$          of the 5.050% Senior Notes due 2053
$          of the 5.200% Senior Notes due 2063
With respect to the Exchange Offers, the undersigned hereby instructs you (check appropriate box):
To tender the following Original Notes held by you for the account of the undersigned (insert aggregate principal amount of Original Notes to be tendered (if any)):
$          of the 5.500% Senior Notes due 2025
$          of the 5.350% Senior Notes due 2026
$          of the 5.050% Senior Notes due 2028
$          of the 5.000% Senior Notes due 2030
$         of the 4.900% Senior Notes due 2033
$          of the 5.100% Senior Notes due 2043
$          of the 5.050% Senior Notes due 2053
$          of the 5.200% Senior Notes due 2063
Not to tender any Original Notes held by you for the account of the undersigned.
If the undersigned instructs you to tender the Original Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited the representations that:
•the Exchange Notes to be acquired in connection with the Exchange Offers by each beneficial owner of the Original Notes are being acquired by such beneficial owner in the ordinary course of business of such beneficial owner;
•each beneficial owner is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes;

•each beneficial owner acknowledges and agrees that any person participating in the Exchange Offers for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and cannot rely on the position of the staff of the Securities and Exchange Commission (the “Commission”) set forth in the applicable no-action letters, see “The Exchange Offers—Resales of Exchange Notes” in the Prospectus, and that a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K of the Commission;
•if the beneficial holder is a broker-dealer, such beneficial holder represents that it acquired the Original Notes for its own account as a result of market making or other trading activities (other than the Original Notes acquired directly from the Company), and that it will deliver a prospectus in connection with any resale of Exchange Notes acquired in the Exchange Offers;
•if the beneficial holder is a broker-dealer and receives Exchange Notes pursuant to the Exchange Offers it shall notify the Company before using the Prospectus in connection with any sale or transfer of the Exchange Notes;
•no such beneficial owner is an “affiliate,” as defined under Rule 405 of the Securities Act, of the Company or of any of the Company’s subsidiaries; and
•in connection with a book-entry transfer, each participant will confirm that it makes the representations and warranties set forth in the Letter of Transmittal.

Name of beneficial owner(s):

Signature(s):

Name(s) (please print):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date: